United States Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 7, 2006

Heartland Oil And Gas Corporation

Incorporated in Nevada

Commission File Number 000-32669	IRS ID No. 91-1918326

1625 Broadway, Suite 1480
Denver, CO 80202

Telephone: 303-405-8450

This Form 8-K filing is not intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 7, 2006, Heartland Oil and Gas Corporation issued a press release announcing that its wholly-owned affiliate had completed construction of a pipeline that will allow Heartland to sell natural gas in eastern Kansas. A copy of the press release is filed as Exhibit 99.1 to this Current Report.

On February 21, 2006, Heartland issued a press release announcing that its wholly-owned affiliate had initiated gas sales in eastern Kansas to Enbridge Marketing (U.S.) L.P. A copy of the press release is filed as Exhibit 99.2 to this Current Report.

Item 9.01
Financial Statements and Exhibits.

Exhibits.
The following exhibits are included with this report:

Exhibit 99.1 Press Release dated February 7, 2006
Exhibit 99.2 Press Release dated February 21, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned officer.

Heartland Oil and Gas Corporation
February 24, 2006

/s/ Philip S. Winner

Philip S. Winner
Chief Executive Officer